                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                        Senior Housing Properties Trust
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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
                        SENIOR HOUSING PROPERTIES TRUST

                               400 CENTRE STREET
                          NEWTON, MASSACHUSETTS 02458

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 10, 2001

To the Shareholders of Senior Housing Properties Trust:

    Notice is hereby given that the Annual Meeting of Shareholders of Senior Housing Properties Trust, a Maryland real estate investment trust (the "Company"), will be held at 9:30 a.m. on Thursday, May 10, 2001, at the Sheraton Newton Hotel, 320 Washington Street, Newton, Massachusetts, for the following purposes:

    1.  To elect two Trustees in Group II of the Company's Board of Trustees.

    2. To consider and act upon such other matters as may properly come before the meeting.

    The Board of Trustees has fixed the close of business on March 26, 2001, as the record date for determination of the shareholders entitled to notice of, and to vote at, the meeting.

                                          By Order of the Board of Trustees,

                                          DAVID J. HEGARTY, SECRETARY

April 19, 2001

WHETHER OR NOT YOU EXPECT TO BE AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENVELOPE ENCLOSED HEREWITH.

                        SENIOR HOUSING PROPERTIES TRUST

                               400 CENTRE STREET
                          NEWTON, MASSACHUSETTS 02458

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON THURSDAY, MAY 10, 2001

                          ----------------------------

                                  INTRODUCTION

    A Notice of the Annual Meeting of Shareholders (the "Meeting") of Senior Housing Properties Trust, a Maryland real estate investment trust (referred to as "we," "us" or the "Company"), is set forth on the preceding page, and there is enclosed herewith a form of proxy solicited by our Board of Trustees. We are paying the cost of this solicitation. In addition to solicitation by mail, our Trustees and officers may solicit proxies personally or by telephone or telegram. This proxy statement is being first sent to shareholders on or about April 19, 2001, together with a copy of our Annual Report to Shareholders for the year ended December 31, 2000 (including our audited financial statements).

    Only shareholders of record as of the close of business on March 26, 2001 (the "Record Date"), are entitled to notice of, and to vote at, the Meeting and any adjournment thereof. Our outstanding common shares on the Record Date entitled to vote consisted of 25,916,100 common shares of beneficial interest, $.01 par value per share (the "Common Shares"). The holders of the outstanding Common Shares are entitled to one vote per Common Share.

    All Common Shares represented by valid proxies which we receive prior to the Meeting will be counted for purposes of determining the presence of a quorum for purposes of taking action on the proposal set forth below and will be voted as specified in the proxies. If no specification is made by the shareholder, the Common Shares will be voted FOR the election of each of our Board's two nominees. To be elected, each of our Board's nominees must receive the affirmative vote of a majority of the votes cast at the Meeting. Abstentions are considered present for purposes of determining a quorum, but will have no effect on the outcome of the vote. A shareholder marking the proxy "Withhold" will not be counted as voting in favor of any nominee for Trustee. A shareholder giving a proxy may revoke it any time prior to its exercise by delivering to our Secretary a written revocation or a duly executed proxy bearing a later date, or by attending the Meeting and voting his or her Common Shares in person.

ITEM 1.  ELECTION OF TRUSTEES IN GROUP II OF THE BOARD OF TRUSTEES.

    The number of our Trustees is currently fixed at five, and our Board of Trustees is currently divided into three groups, with two Trustees in Group I, two Trustees in Group II and one Trustee in Group III. Trustees in each Group are elected for three-year terms.

    Our business is conducted under the general direction of our Board of Trustees as provided by our Amended and Restated Declaration of Trust (the "Declaration of Trust"), our Amended and Restated Bylaws (the "Bylaws") and the laws of the State of Maryland, the state in which we were organized on December 16, 1998.

    Three of our Trustees, Bruce M. Gans, M.D., John L. Harrington and Arthur G. Koumantzelis are our "Independent Trustees" within the meaning of our Bylaws; that is, Trustees who are not involved in our day-to-day activities or employed by REIT Management & Research, Inc. ("RMR"), which is our investment advisor.

    The Independent Trustees comprise our Audit Committee. Our Audit Committee evaluates and makes recommendations to our Board as to the selection of our independent auditors, reviews our audited financial statements and discusses the adequacy of our internal accounting controls with our management and our auditors. The Audit Committee operates under a written charter adopted by our Board, a copy of which is included as Appendix A to this proxy statement.

    We have a Compensation Committee consisting of all five members of the Board of Trustees. The Compensation Committee makes recommendations for the grant of Common Shares pursuant to our 1999 Incentive Share Award Plan (the "Plan"). We do not have a Nominating Committee.

    During 2000, our Board of Trustees held eight meetings and the Audit Committee held four meetings. During 2000, each Trustee attended 75% or more of the total number of meetings of the Board and any Committee of which he was a member.

    Each Independent Trustee receives an annual fee of $20,000 for services as a Trustee, plus a fee of $500 for each meeting of our Board or any Board Committee attended. Only one $500 fee is paid if a Board Committee meeting and a Board meeting are held on the same day. The Chair of the Audit Committee receives an additional $2,000 annually; this position rotates periodically among the Independent Trustees. Each Independent Trustee also automatically receives an annual grant of 500 Common Shares under the Plan. We reimburse all Trustees for travel expenses incurred in connection with their duties as Trustees. Dr. Gans and Gerard M. Martin, one of our Managing Trustees, also serve on our Quality of Care Committee, which was formed in February 2001 to review the quality of healthcare services provided at nursing homes which are now operated for our account. Dr. Gans will receive $5,000 annually in additional compensation for serving as Chairman of our Quality of Care Committee.

    The present Trustees in Group II are John L. Harrington and Gerard M. Martin. The term of the Group II Trustees elected at the Meeting will expire at our 2004 Annual Meeting of Shareholders. To be elected, each nominee for Trustee must receive the affirmative vote of a majority of the votes cast at the Meeting. The Board of Trustees has proposed Mr. Harrington and Mr. Martin for re-election as the Group II Trustees. The persons named in the enclosed proxy intend to vote the proxy for the election of each of Mr. Harrington and Mr. Martin, except to the extent that a shareholder indicates on the proxy card that the vote should be withheld. HRPT Properties Trust ("HRP"), a New York Stock Exchange listed real estate investment trust that now principally owns office buildings, and Messrs. Martin and Barry M. Portnoy, collectively have voting control over 12,931,646 Common Shares (approximately 49.9% of the Common Shares outstanding and entitled to vote at the Meeting), intend to vote in favor of Mr. Harrington and Mr. Martin as the Group II Trustees.

    THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE ELECTION OF MR. HARRINGTON AND MR. MARTIN AS THE GROUP II TRUSTEES.

    The following are the recent principal occupations and the ages as of the Record Date of Mr. Harrington and Mr. Martin:

                      NOMINEES FOR TERMS EXPIRING IN 2004

JOHN L. HARRINGTON, AGE: 64

    Mr. Harrington has been one of our Trustees since October 21, 1999. He has been the Chief Executive Officer of the Boston Red Sox Baseball Club for over five years and is Executive Director and Trustee of the Yawkey Foundation and a Trustee of the JRY Trust. Mr. Harrington was a Trustee of HRP from 1991 through August 1995 and has been a Trustee of Hospitality Properties Trust ("HPT"), a New York Stock Exchange listed real estate investment trust which owns hotels, since its initial public offering in 1995.

GERARD M. MARTIN, AGE: 66

    Mr. Martin is one of our Managing Trustees and has been since our formation in 1998. Mr. Martin is also a Managing Trustee of HRP and HPT since they began business in 1986 and 1995, respectively. Mr. Martin is also a Director and 50% owner of each of RMR, Five Star Quality Care, Inc. ("Five Star"), our property manager, and Advisors Healthcare Group, Inc. ("Advisors"), one of our former tenants. Mr. Martin was a Director of Horizon/CMS Healthcare Corporation ("Horizon"), a New York Stock Exchange listed healthcare services company, from 1994 until July 1996.

    In addition to Messrs. Martin and Harrington, the following persons currently serve on our Board of Trustees or as our executive officers of our Company. The following is information concerning those individuals, including their recent employment, positions with us, other directorships and age as of the Record Date.

                              CONTINUING TRUSTEES

BRUCE M. GANS, M.D., AGE: 54

    Dr. Gans has been Senior Vice President for Continuing Care and Chairman of Physical Medicine and Rehabilitation at North Shore Long Island Jewish Health System and Professor of Physical Medicine and Rehabilitation at the Albert Einstein College of Medicine since April 1999. From 1989 through March 1999,
Dr. Gans was a Professor and Chairman of the Department of Physical Medicine and Rehabilitation at Wayne State University and a Senior Vice President of the Detroit Medical Center. Dr. Gans was a Trustee of HRP from October 1995 through October 11, 1999. He has served as a Group I Trustee since his election on October 12, 1999 and will serve until our 2003 Annual Meeting of Shareholders.

ARTHUR G. KOUMANTZELIS, AGE: 70

    Mr. Koumantzelis has been the President and Chief Executive Officer of Gainesborough Investments LLC, a private investment company, since June 1998. Since April 2000, he has served as the President, Chief Executive Officer and a member of the Board of Directors of Peponi Investments, LLC, a private company. In addition, Mr. Koumantzelis has served as Treasurer and has been a 33% stockholder of Mosaic Communications Group, LLC, a media company, since December 2000. He is also a Trustee of Milo Trust, Lemoni Trust and a member of the Board of Directors of Wang Healthcare Information Systems, Inc. From 1990 until February 1998, Mr. Koumantzelis was Senior Vice President and Chief

Financial Officer of Cumberland Farms, Inc., a private company engaged in the convenience store business and the distribution and retail sale of gasoline. Mr. Koumantzelis has been one of our Trustees since October 12, 1999.
Mr. Koumantzelis has been a Trustee of HPT since its organization in 1995.
Mr. Koumantzelis was a Trustee of HRP from 1992 through August 1995.
Mr. Koumantzelis is our Group III Trustee and will serve until our 2002 Annual Meeting of Shareholders.

BARRY M. PORTNOY, AGE: 55

    Mr. Portnoy is one of our Managing Trustees and has been since we began business in 1998. He is also a Managing Trustee of HRP and HPT and has been since they began business in 1986 and 1995, respectively. Mr. Portnoy is also a Director and 50% owner of RMR, Five Star and Advisors. Mr. Portnoy served as a Director of Horizon from 1994 until July 1996. From 1978 through March 1997,
Mr. Portnoy was a partner of the law firm of Sullivan & Worcester LLP, our counsel, and was Chairman of that firm from 1994 through March 1997.
Mr. Portnoy is a Group I Trustee and will serve until our 2003 Annual Meeting of Shareholders.

                               EXECUTIVE OFFICERS

DAVID J. HEGARTY, AGE: 44

    Mr. Hegarty has been our President, Chief Operating Officer and Secretary since our organization in 1998. Since August 2000, he has also been our acting Treasurer and Chief Financial Officer and the acting Treasurer of Five Star. Since January 1998, Mr. Hegarty has been a Director, President and Secretary of RMR. Mr. Hegarty was the President and Chief Operating Officer of HRP from April 1994 through October 1999. Mr. Hegarty has served RMR and its affiliates in various capacities since 1987. Prior to 1987, Mr. Hegarty was an audit manager with Ernst & Young LLP. Mr. Hegarty is a certified public accountant.

JOHN R. HOADLEY, AGE: 29

    Mr. Hoadley has been our Controller since May 2000. He has been the Controller of Five Star since October 2000, and the Controller of HPT since October 1999. Since March 1998, Mr. Hoadley has served in various capacities for RMR and its affiliated companies. Prior to March 1998, Mr. Hoadley was employed by Arthur Andersen LLP as a senior auditor. Mr. Hoadley is a certified public accountant.

    There are no family relationships among any of our Trustees or executive officers. Executive officers serve at the discretion of our Board of Trustees.

                               OTHER INFORMATION

COMPENSATION OF EXECUTIVE OFFICERS

    We do not have any employees. Services which otherwise would be provided by employees are provided by RMR. Payments by us to RMR for services during 2000 are described in "Related Party Transactions."

    Except with respect to incentive share awards, we have not paid and have no current plans to pay compensation to our executive officers. RMR, which conducts our day-to-day operations, compensated Messrs. Martin, Portnoy, Hegarty and Hoadley in connection with their services rendered to RMR and to us. Awards under our Plan were not granted in 1999, as the Company was a wholly-owned subsidiary of

HRP until October 1999. The following table provides compensation information for restricted share awards made for 2000 to our President and Chief Operating Officer and our Controller.

                           SUMMARY COMPENSATION TABLE

                                                                         RESTRICTED SHARE
                NAME AND PRINCIPAL POSITION                     YEAR        AWARDS(1)
                ---------------------------                   --------   ----------------
David J. Hegarty ...........................................    2000        $25,875.00
  President and Chief Operating Officer
John R. Hoadley ............................................    2000        $ 4,312.50
  Controller

------------------------

(1) All restricted stock awards shown in the table above provide that one-third vested immediately upon grant. Of the remaining two-thirds, one-third vests on July 1, 2001 and the other one-third vests on July 1, 2002. In the event an executive officer granted an incentive share award ceases to perform duties for us and ceases to be an officer or an employee of RMR during the vesting period, the Common Shares which have not yet vested may be repurchased by us for nominal consideration. At December 31, 2000, an aggregate of 3,000 and 500 Common Shares granted as annual incentive share awards under the Plan to Messrs. Hegarty and Hoadley, respectively, had a value of $27,937.50 and $4,656.25, respectively, based upon a $9.3125 per share closing price for the Common Shares on the New York Stock Exchange on that date. Vested and unvested Common Shares are entitled to distributions. The dollar amounts shown in the table represent the total number of restricted Common Shares awarded during the year shown, which are both vested or continue to be subject to vesting, multiplied by the closing prices for the Common Shares on the New York Stock Exchange on the date of grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    We have a standing Compensation Committee comprised of our Board of Trustees. This Committee makes recommendations for grants of Common Shares under our Plan and these recommendations are acted upon by our Board of Trustees. Relationships between the Company and certain Trustees are described under "Related Party Transactions."

PERFORMANCE GRAPH--COMPARISON OF CUMULATIVE TOTAL RETURN

    The graph below shows our cumulative total shareholder returns on Common Shares (assuming a $100 investment) since our Common Shares began to trade on October 12, 1999, as compared with (a) the National Association of Real Estate Investment Trusts' ("NAREIT") index of all tax-qualified real estate investment trusts listed on the New York Stock Exchange, the American Stock Exchange and the Nasdaq National Market System, and (b) the Standard & Poor's 500 Index. The graph assumes reinvestment of all cash distributions on the distribution record dates.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

               10/12/99  12/31/99  12/31/00
SNH                 100     78.67     70.64
NAREIT              100    100.84    126.95
S&P 500 INDEX       100    108.04     98.28

EXECUTIVE COMPENSATION REPORT

    We developed and implemented our Plan in recognition of the following circumstances. First, our Common Shares are primarily a yield vehicle for shareholders and do not appreciate in value in the same manner as other equity securities. Therefore, a conventional stock option plan would not provide appropriate incentives for management. Second, because our executive officers are employees of RMR and not of the Company, and receive their salary compensation from RMR, the Trustees wished to establish an arrangement which would, among other things, (a) foster a continuing identity of interest between management and our shareholders, and (b) recognize that our executive officers perform certain duties on our behalf, primarily with regard to shareholder relations and investor communications, which fall outside of the scope of services covered by the advisory contract between us and RMR. In granting incentive share awards, our Trustees consider factors such as the amount and terms of restricted Common Shares previously granted to our executive officers and to executive officers of HRP and HPT, and the amount of time spent and complexity of the duties performed by executive officers on our behalf. The Trustees imposed, and may impose, vesting and other conditions on the granted Common Shares which may encourage recipients of share awards to remain with us and RMR.

    In 2000, Mr. Hegarty, our President and Chief Operating Officer, received a grant of 3,000 Common Shares under the Plan, 1,000 of which vested immediately upon grant and 1,000 of which will vest on each of July 1, 2001 and July 1, 2002. In 2000, Mr. Hoadley, our Controller, received a grant of 500 Common Shares under the Plan, 166 of which vested immediately upon grant and 167 of which will vest on each of July 1, 2001 and July 1, 2002. In 2000, Ajay Saini, our former Treasurer and Chief Financial Officer, received a grant of 2,000 Common Shares under the Plan, 666 of which vested immediately upon grant and 667 of which will vest on each of July 1, 2001 and July 1, 2002. In making these grants and after considering the short operating history of the Company, the principal matter considered was the amount and value of shares historically granted to these persons and other persons in similar positions by HRP and HPT.

                                        BOARD OF TRUSTEES

                                        Bruce M. Gans, M.D.
                                        John L. Harrington
                                        Arthur G. Koumantzelis
                                        Gerard M. Martin
                                        Barry M. Portnoy

AUDIT COMMITTEE REPORT

    Our Audit Committee is comprised of three Trustees. None of these Trustees are officers of the Company. We believe all members of our Audit Committee are independent. The Board of Trustees has adopted a written charter for the Audit Committee, which is included as an appendix to this proxy statement.

    In the course of its oversight of our financial reporting process, the Audit Committee has (i) reviewed and discussed with management our audited financial statements for the fiscal year ended December 31, 2000, (ii) discussed with Ernst & Young LLP, our independent auditors, the matters required to be discussed by Statement on Accounting Standards No. 61, COMMUNICATION WITH AUDIT COMMITTEES, (iii) received the written disclosures and the letter from the auditors required by Independence Standards Board Standard No. 1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES, (iv) discussed with the auditors their independence, and (v) considered whether the provision of nonaudit services by the auditors is compatible with maintaining their independence.

    Based on the foregoing review and discussions, our Audit Committee recommended to our Board of Trustees that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                                        AUDIT COMMITTEE

                                        Arthur G. Koumantzelis, Chairman
                                        Bruce M. Gans, M.D.
                                        John L. Harrington

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of the Common Shares by each person known to us to be the beneficial owner of more than 5% of our outstanding Common Shares and by each of our Trustees and executive officers, individually and as a group, as of the Record Date. Unless otherwise indicated, each person or entity named below has sole voting and investment power with respect to all Common Shares shown to be beneficially owned by that person or entity, subject to the matters set forth in the footnotes to the table below.

                                                              BENEFICIAL OWNERSHIP
                                                              ---------------------
                                                              NUMBER OF
                            NAME                                SHARES     PERCENT
                            ----                              ----------   --------
BENEFICIAL OWNERS OF MORE THAN 5% OF OUR COMMON SHARES
HRPT Properties Trust (1)...................................  12,809,238     49.4%

TRUSTEES AND EXECUTIVE OFFICERS (1)
Bruce M. Gans, M.D. (2).....................................       1,200        *
John L. Harrington (2)......................................       1,000        *
Arthur G. Koumantzelis (2)..................................       1,328        *
Gerard M. Martin (3)........................................  12,870,442     49.7%
Barry M. Portnoy (3)........................................  12,870,442     49.7%
David J. Hegarty (4)........................................       5,670        *
John R. Hoadley (4).........................................         500        *
All Trustees and executive officers as a group (seven
  persons) (3)(4)...........................................  12,941,344     49.9%

------------------------

*   Less than 1%.

(1) The address of HRPT Properties Trust is 400 Centre Street, Newton, Massachusetts 02458 and the address of each of the Trustees and our current executive officers of the Company is c/o Senior Housing Properties Trust, 400 Centre Street, Newton, Massachusetts 02458.

(2) Each of the Independent Trustees receives an annual grant of 500 Common Shares as part of his annual compensation.

(3) Mr. Martin is the sole stockholder of a corporation which owns 61,204 Common Shares. Mr. Portnoy is the sole stockholder of a separate corporation which owns 61,204 Common Shares. HRP, of which Messrs. Martin and Portnoy are Managing Trustees, owns 12,809,238 Common Shares. Messrs. Martin and Portnoy may be deemed to have beneficial ownership of the Common Shares owned by HRP; however, Messrs. Martin and Portnoy disclaim beneficial ownership of HRP's 12,809,238 Common Shares.

(4) Includes the following shares granted under our Plan which have not vested:
    Mr. Hegarty, 2,000 Common Shares and Mr. Hoadley, 334 Common Shares. Also includes 230 Common Shares owned jointly by Mr. Hegarty with his wife.

RELATED PARTY TRANSACTIONS

    We have entered into an advisory agreement with RMR under which RMR provides investment and administrative services to us (the "Advisory Agreement"). RMR is owned by our Managing Trustees,

Messrs. Martin and Portnoy. The Advisory Agreement provides for an annual base advisory fee equal to 0.50% of our Annual Average Transferred Assets, as defined in the Advisory Agreement, plus 0.70% of our Average Invested Capital, as defined in the Advisory Agreement, up to $250 million, and 0.50% of Average Invested Capital exceeding $250 million; and an annual incentive fee, equal to 15% of the increase in funds from operations from the prior year on a fully diluted basis, but no more than $.02 per fully diluted Common Share outstanding. All incentive fees earned by RMR are paid in Common Shares. The base advisory fee paid to RMR during 2000 was approximately $3.7 million. No incentive fee was payable for the year 2000.

    Effective July 1, 2000, the leases for several healthcare facilities leased by bankrupt nursing home operators were terminated. At the same time, other nursing home properties that had been mortgaged to us by these bankrupt operators were conveyed to us by these operators. As a result of these events, we assumed operations of 57 nursing homes which provide daily residential healthcare services to over 4,500 patients. Under Internal Revenue Code ("IRC") laws and regulations applicable to real estate investment trusts ("REITs"), we are required to engage an independent contractor to manage these properties after a 90-day transition period. We have entered into management agreements with Five Star (the "Management Agreements") under which Five Star manages these healthcare facilities for us. Five Star is owned by Messrs. Martin and Portnoy. During the first 90 days of its service as manager, Five Star was paid a fee equal to its costs and expenses incurred in connection with the Management Agreements. Thereafter, Five Star receives a fee equal to 5% of the net patient revenues at these facilities. During 2000, fees paid to Five Star under the Management Agreements were approximately $5.1 million.

    Prior to July 1, 2000, we leased three nursing homes to Advisors. Advisors is owned by Messrs. Portnoy and Martin. These three nursing homes were managed by Integrated Health Services, Inc. ("IHS"), and IHS was financially responsible for all rent due to us. Advisors was created in 1993 to facilitate a transfer of operations of these three nursing homes among predecessors of IHS. IHS filed for bankruptcy in February 2000, and the management agreement and lease for these three nursing homes, as well as direct leases and mortgages between us and IHS affecting other nursing homes, were terminated effective July 1, 2000. We have not paid or received any amounts to or from Advisors during 2000 with respect to these leases or their termination. Since July 1, 2000, these nursing homes have been managed for our account by Five Star.

    Because of nursing homes tenant bankruptcies during 2000 we suffered significant losses. In partial settlement of its outstanding lease and mortgage obligations, one of our bankrupt former nursing home tenants, IHS, conveyed to us title to nine additional nursing home properties. These properties were conveyed to us free of any mortgage liens. Under IRC laws and regulations applicable to REITs during 2000, we were unable to operate nursing homes that were not previously owned and leased or subject to a mortgage by us. Accordingly, new corporations were created to take possession of and operate these nursing homes. Messrs. Portnoy and Martin each purchased 0.5% of the beneficial ownership and 50% of the voting control of these corporations while we retained 99% of the beneficial ownership and no voting control of these entities (the "99-1 Corporations"). Effective January 1, 2001, applicable laws were changed to permit REITs to have voting control of taxable REIT subsidiaries ("TRSs"). Effective January 1, 2001, our TRSs purchased the beneficial ownership and voting control of the 99-1 Corporations from Messrs. Martin and Portnoy at their historical costs. All of the nursing homes owned by these 99-1 Corporations and TRSs have been and are managed by Five Star.

    Our Company was organized in 1998 as a 100% owned subsidiary of HRP, and HRP transferred substantially all of its healthcare related investments to us. In October 1999, HRP distributed 51% of our

Common Shares to the HRP shareholders (the "Spin Off"). At the time of the Spin Off, we entered a transaction agreement with HRP which provides, among other matters, that as long as (i) HRP remains a more than 10% Shareholder of us;
(ii) we and HRP engage the same investment advisor; or (iii) we and HRP have one or more common managing trustees; then HRP will not invest in properties involving senior housing without the prior consent of our Independent Trustees, and we will not invest in office buildings, including medical office buildings or clinical laboratory buildings, without the prior approval of HRP's independent trustees. Should an investment include both senior housing and office components, the character of the investment will be determined by building area, excluding common areas, unless our Board and HRP's Board otherwise agree at the time. These provisions do not apply to any investments held by HRP at the time of the Spin Off (consisting of five mortgage receivables secured by healthcare facilities). During 2000, one of these retained investments, a mortgage receivable with a principal balance of approximately $2.4 million, went into default and HRP foreclosed. After this foreclosure, we purchased this healthcare facility from HRP for its appraised value of $2.3 million. Our purchase of this property was approved by HRP's independent trustees and our Independent Trustees. Until December 31, 2000, this facility was owned by a 99-1 Corporation. On January 1, 2001, our TRS acquired all the beneficial interest and voting control of that 99-1 Corporation from Messrs. Martin and Portnoy for their historical costs. Throughout our ownership of this property it has been managed by Five Star.

    Messrs. Martin and Portnoy each have material interests in the transactions between us and each of Advisors, Five Star and RMR. All business transactions during 2000 between us, on the one hand, and HRP, RMR, Five Star and Advisors, on the other hand, have been approved by our Independent Trustees.

    Until March 31, 1997, Mr. Portnoy was a partner in the firm of Sullivan & Worcester LLP, our counsel, and counsel to HRP, HPT, RMR, Advisors, Five Star and affiliates of each of the foregoing, and during 2000, he received payments from that firm in respect of his retirement.

    As noted above, during 2000 several of our former nursing home tenants filed for bankruptcy. One of these bankrupt former tenants, Mariner Post-Acute Network, Inc. ("Mariner"), had owned 1,000,000 shares of HRP and 100,000 of our shares. These shares and other collateral were pledged to us to secure Mariner's lease obligations to us. As part of our settlement with Mariner, we obtained all of these shares effective July 1, 2000; our 100,000 were cancelled, and we now own 1,000,000 HRP shares as an investment which we may retain or sell depending upon market conditions in the future.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires that our Trustees, executive officers, and persons who own more than 10% of a registered class of our equity securities file reports of ownership and changes in ownership of securities with the Securities and Exchange Commission and the New York Stock Exchange. Our executive officers, Trustees and greater than 10% shareholders are required to furnish us with copies of all forms they file pursuant to Section 16(a). Based solely on our review of the copies of these reports furnished or written representations that no such reports were required, we believe that, during 2000, all filing requirements applicable to our executive officers, Trustees and greater than 10% shareholders were timely met.

                                    AUDITORS

    We are not required to submit the selection of our auditors to a shareholder vote. Since our Spin Off in October 1999, our independent auditors have been Ernst & Young LLP. Our Audit Committee recommended and our Board of Trustees has appointed Ernst & Young LLP to continue as our independent auditors. A representative of Ernst & Young LLP is expected to be present at the Meeting, with the opportunity to make a statement if he or she desires to do so. This representative will be available to respond to appropriate questions from shareholders who are present at the Meeting.

    The fees for services provided by Ernst & Young LLP to us in 2000 were as follows:

Audit Fees..................................................  $263,500
Financial Information Systems Design and Implementation
  Fees......................................................  $      0
All Other Fees..............................................  $563,306(1)

------------------------

(1) Includes fees of $546,306 associated with special audits of historical property operations for the nursing homes which we assumed from bankrupt former tenants and non-audit services of $17,000.

                             SHAREHOLDER PROPOSALS

    To be eligible for inclusion in the proxy statement to be furnished to shareholders in connection with our 2002 Annual Meeting of Shareholders, proposals by shareholders must be received by us at our principal executive offices not later than December 20, 2001 and must otherwise satisfy the conditions established by the Securities and Exchange Commission and by our Bylaws for shareholder proposals to be included in our proxy statement for that meeting. In accordance with our Bylaws, proposals of shareholders intended for presentation at our 2002 Annual Meeting of Shareholders (but not intended to be included in the proxy statement for that meeting) must be received by us no later than January 20, 2002, and no earlier than December 20, 2001, and must be made in accordance with the provisions, requirements and procedures set forth in our Bylaws.

                                 OTHER MATTERS

    As of this time, we know of no other matters which will be brought before the Meeting. However, if other matters properly come before the Meeting or any adjournment thereof, and if discretionary authority to vote with respect thereto has been conferred by the enclosed proxy, the persons named in the proxy will vote the proxy in accordance with their discretion on those matters.

                                        By Order of the Board of Trustees

                                        DAVID J. HEGARTY, SECRETARY

Newton, Massachusetts
April 19, 2001

APPENDIX A

                    AUDIT COMMITTEE OF THE BOARD OF TRUSTEES

                                    CHARTER

I.  PURPOSE

    The primary function of the Audit Committee is to assist the Board of Trustees in fulfilling its responsibilities for oversight and monitoring of the Trust's financial reporting process by the Trust's financial management and independent auditors.

    The activities enumerated in Section IV of this Charter are designed to promote the Audit Committee's fulfillment of this function, as well as to facilitate communications between the Board of Trustees, the Trust's management and the Trust's independent auditors on significant accounting judgments, estimates, and policies. Notwithstanding the Audit Committee's role in oversight of the Trust's financial reporting process and financial statements, it is acknowledged that the Trust's management ultimately has responsibility for that process and those financial statements.

II.  COMPOSITION

    The Audit Committee shall be comprised of three or more trustees as determined by the Board, each of whom shall be an independent trustee within the meaning of the Trust's declaration of trust and the Rules of the New York Stock Exchange ("NYSE"). All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall have accounting or related financial management expertise.

    The members of the Audit Committee shall be elected by the Board of Trustees, and vacancies on such committee should be filled as provided in the Bylaws. Unless a Chair is elected by the full Board, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership.

III. MEETINGS

    Meetings of the Audit Committee may be called by or at the request of the Chair or by a majority of its members then in office. The person or persons authorized to call meetings may fix any place, either within or without the State of Maryland, as the place for holding any meeting of the Audit Committee called by them. It is expected that the Audit Committee will meet at least twice a year, once in connection with the commencement of each annual audit of the Trust's financial statements and once in connection with the conclusion of such audit.

    Notice of Audit Committee meetings shall be given in the same manner as notice for special meetings of the Board of Trustees.

    Two of the members of the Audit Committee shall be present at any meeting of such committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority present shall be the act of the Audit Committee.

    The Audit Committee shall keep minutes of its proceeding and shall report the same to the Board of Trustees at the next succeeding meeting, in accordance with the Trust's Bylaws.

    Members of the Audit Committee may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

    Any action required or permitted to be taken at any meeting of the Audit Committee may be taken without a meeting, if a consent in writing to such action is signed by each member of the Audit Committee and such written consent is filed with the minutes of proceedings of such committee.

IV. RESPONSIBILITIES AND DUTIES

    The following are activities of the Audit Committee designed to promote the fulfillment of its functions as described in this Charter.

DOCUMENTS/REPORTS REVIEW

 1. Review this Charter annually and submit any suggested revisions to the Board of Trustees for consideration.

 2. Review the Trust's annual and quarterly financial statements released to the public, including any certification, report, opinion, or review rendered by the independent accountants.

 3. Discuss the Trust's audited financial statements with representatives of the Trust's management.

INDEPENDENT ACCOUNTANTS

 4. Recommend to the Board of Trustees the selection of the independent accountants, considering, among other things, independence and the fees and other compensation to be paid to the independent accountants.

 5. On an annual basis, obtain a written statement from the independent accountants describing all relationships between the Trust and the independent accountants and review and discuss with the independent accountants all significant relationships the accountants have with the Trust to assist in reviewing the accountants' independence, consistent with the requirements of Independence Standards Board Standard No. 1 "Independence Discussion with Audit Committee," a copy of which is included herewith as Exhibit I.

 6. Review the performance of the independent accountants and make recommendations to the Board of Trustees concerning any proposed discharge of the independent accountants.

 7. Periodically consult with the independent accountants out of the presence of management about internal controls and the quality, acceptability, fullness and accuracy of the Trust's financial statements.

FINANCIAL REPORTING PROCESS

 8. Discuss the Trust's audited financial statements with representatives of the Trust's management.

 9. Discuss either in person or by telephone (either as a committee or through the Chair, representing the Audit Committee) with the independent auditors and a representative of the Trust's financial management the matters described in Statement on Audited Standards No. 61, a copy of which is included herewith as Exhibit II, in connection with the financial statements contained in the Trust's periodic filings with the SEC filed with the SEC, including significant adjustments and accounting estimates, significant new accounting policies and disagreements with management. Such discussion shall occur prior to the filing of such reports if required by Statement on Audited Standards
    No. 71.

 10. Consider and make recommendations to the Board of Trustees concerning major changes to the Trust's auditing and accounting principles and practices as suggested by the independent accountants or management.

PROCESS IMPROVEMENT

 11. Discuss, at least annually, with each of management and the independent accountants regarding any significant estimates and judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such estimates and judgments.

 12. Following completion of the annual audit, review separately with each of management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

 13. Review any significant disagreement among management and the independent accountants in connection with the preparation of the audited financial statements.

 14. Review any disclosure concerning the Audit Committee or its membership required to be included in the Trust's Annual Report on Form 10-K, Quarterly Report on Form 10-Q or proxy statements under the rules of the SEC.

REPORTS OF THE AUDIT COMMITTEE

 15. Prepare any reports required to be prepared by the Audit Committee under the rules of the SEC or the NYSE.

V.  GENERAL PROVISIONS

    As provided in the Bylaws, each member of the Audit Committee shall, in the performance of his or her duties with respect to the Trust, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel or upon reports made to the Trust by any of its officers or employees or by the Trust's adviser, accountants, appraisers or other experts or consultants selected by the Board of Trustees or officers of the Trust, regardless of whether such counsel or expert may also be a Trustee.

    Each member of the Audit Committee, in his or her capacity as such, shall be entitled to the benefits of the limitations on liability, the indemnifications and the other provisions of Article VII of the Declaration of Trust of the Trust, to the fullest extent permitted by law.

                         SENIOR HOUSING PROPERTIES TRUST

                 400 CENTRE STREET, NEWTON, MASSACHUSETTS 02458

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned shareholder of Senior Housing Properties Trust, a Maryland real estate investment trust (the "Company"), hereby appoints DAVID J. HEGARTY, GERARD M. MARTIN and BARRY M. PORTNOY, or any of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of Shareholders of the Company to be held at the Sheraton Newton Hotel, 320 Washington Street, Newton, Massachusetts on Thursday, May 10, 2001 at 9:30 a.m., and any adjournment or postponement thereof, to cast on behalf of the undersigned all the votes that the undersigned is entitled to cast at the meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to the meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE HEREOF. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" EACH OF THE NOMINEES FOR TRUSTEE AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

-------------------------------------------------------------------------------
        PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE
                               ENCLOSED ENVELOPE.
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
NOTE: Please sign exactly as name(s) appear(s) hereon. Joint owners should both sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.
-------------------------------------------------------------------------------


HAS YOUR ADDRESS CHANGED?              DO YOU HAVE ANY COMMENTS?


___________________________________    ______________________________________

___________________________________    ______________________________________

___________________________________    ______________________________________

|X|  PLEASE MARK VOTES
     AS IN THIS EXAMPLE



--------------------------------------------------
        SENIOR HOUSING PROPERTIES TRUST                    1. Election of Trustees in Group II:     FOR ALL      WITH-     FOR ALL
                                                                                                    NOMINEES     HOLD      EXCEPT

--------------------------------------------------                    JOHN L. HARRINGTON              / /         / /        / /
                                                                      GERARD M. MARTIN

                                                              If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name of the nominee. Your shares will be voted for the remaining nominee.

CONTROL NUMBER:
RECORD DATE SHARES:

                                                           2. In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting.




                                     -------------------
Please be sure to sign and date      Date
this Proxy.
--------------------------------------------------------      Mark box at right if an address change or comment has
                                                              been noted on the reverse side of this card.                  / /


--------------------------------------------------------
Shareholder sign here               Co-owner sign here


DETACH CARD                                                                                      DETACH CARD
